EXHIBIT 99.1

                  Callaway Golf Approved as Buyer of Top-Flite

     CARLSBAD, Calif.--(BUSINESS WIRE)--Sept. 4, 2003--Callaway Golf Company (NYSE:ELY) today announced that the U.S. Bankruptcy Court in Wilmington, Delaware, has approved its offer to purchase substantially all of the assets of the Top-Flite Golf Company for $174.4 million in cash and assumption of debt, plus the assumption of certain operating liabilities. The acquired assets will include working capital (inventory and accounts receivable) of approximately $100 million at closing, fixed assets of approximately $44 million at closing, and all golf patents, trademarks and intellectual property. Callaway Golf expects to close the transaction in mid to late September.
     Callaway Golf's proposal calls for the purchase of the Top-Flite, Strata and Ben Hogan brands, as well as the manufacturing facilities in Chicopee, Massachusetts, Gloversville, New York, and Fort Worth, Texas, and the assets of Top-Flite's subsidiaries in Canada, the United Kingdom, Sweden, Australia and New Zealand. Callaway Golf will offer employment to Top-Flite golf employees, and accepted virtually all of Top-Flite's 43 endorsement contracts with tour professionals, including those of U.S. Open Champion Jim Furyk, Ryder Cup Captains Hal Sutton and Bernhard Langer, Justin Leonard, Lee Trevino, and other high profile professional golfers.
     "This is an attractive and exciting acquisition for Callaway Golf and will create substantial value for our shareholders. The transaction will combine Callaway Golf's position as #1 in woods, irons and putters with Top-Flite's position as the #2 manufacturer and seller of golf balls worldwide," said Ron Drapeau, Chairman, President and CEO of Callaway Golf. "We fully expect our combined golf ball business to be profitable going forward, ending the profit drain we have experienced from our own golf ball operations since start up. In addition, we feel the integration of Callaway Golf and Top-Flite golf ball R&D and patents, combined with low cost, efficient manufacturing operations, should energize both golf ball brands and provide us with opportunities for growth. We also see other opportunities to leverage the Top-Flite and Callaway Golf assets and the talents of all of our employees around the world to grow Callaway Golf, Odyssey, Top-Flite and Ben Hogan sales. This transaction will give us improved access to categories and channels in the U.S. where we have been absent, while also adding size and strength to our international operations in Europe, Canada, Australia and New Zealand."
     The Company will provide more details upon the closing of the transaction, and plans to hold a conference call with securities analysts later in September.

     Disclaimer: Statements used in this press release that relate to future plans, events, financial results or performance, including statements relating to future profitability, sales and growth opportunities, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to delays, difficulties or unanticipated costs in integrating the Top-Flite and Callaway Golf assets, brands and business, retention of key Top-Flite employees, the maintenance of good vendor relationships, adverse market and economic conditions, market acceptance of current and future products, adverse weather conditions and seasonality, competitive pressures, fluctuations in foreign currency exchange rates, delays, difficulties or increased costs in the manufacturing of the Company's golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company's golf club or ball products, any actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company's products, and the effect of terrorist activity or armed conflict on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties, see Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including Great Big Bertha(R) II Titanium Drivers and Fairway Woods, Big Bertha Steelhead(TM) III Stainless Steel Drivers and Fairway Woods, Hawk Eye VFT Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead X-16(TM) and Steelhead X-16 Pro Series Stainless Steel Irons, and Callaway Golf Forged Wedges. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(R), DFX(TM) and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Blue and HX Red balls, the CTU 30(R) Blue and CTU 30 Red balls, the HX 2-Piece Blue and HX 2-Piece Red balls, the CB1(R) Blue and CB1 Red balls, and the Warbird(TM) golf balls. For more information about Callaway Golf Company, please visit our Web sites at www.callawaygolf.com and www.odysseygolf.com.

     CONTACT: Callaway Golf Company
              Ron Drapeau or Steve McCracken or Larry Dorman
              760-931-1771